As filed with the Securities and Exchange Commission on October 17, 2013

Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	43-1723446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMEREN CORPORATION SAVINGS INVESTMENT PLAN

(Full title of the plan)

MARTIN J. LYONS, JR.

Executive Vice President and Chief Financial Officer

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

GREGORY L. NELSON

Senior Vice President, General Counsel and Secretary

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated file	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.01 par value	4,000,000 shares	$35.405	$141,620,000	$18,240.66

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transactions, in accordance with the provisions of the employee benefit plan described herein.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on October 11, 2013.

Part II. Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed with the Securities and Exchange Commission (“SEC”) by Ameren Corporation (the “Company”) and the Ameren Corporation Savings Investment Plan (the “Plan”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

(c)	the Company’s Current Reports on Form 8-K filed January 25, 2013, February 20, 2013, March 14, 2013, March 19, 2013, April 23, 2013, May 2, 2013 (excluding any portion of such report that was furnished and not deemed to be filed), June 4, 2013 (excluding any portion of such report that was furnished and not deemed to be filed), August 1, 2013 (excluding any portion of such report that was furnished and not deemed to be filed), October 15, 2013 and October 17, 2013; and

(d)	the Annual Report on Form 11-K for the year ended December 31, 2012 of the Plan.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of any such documents that are furnished and not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

Item 4. Description of Securities.

General

The following statements describing the Company’s common stock are not intended to be a complete description but rather are a summary of certain rights and distinguishing characteristics relating to the common stock currently authorized by the Company’s Restated Articles of Incorporation, as amended (“articles of incorporation”). For additional information, please see the Company’s articles of incorporation and By-laws, as amended (“bylaws”). Each of these documents has been previously filed with the SEC and each is an exhibit to this registration statement. Reference is also made to the laws of the state of Missouri.

Under its articles of incorporation, the Company is authorized to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share.

Dividend Rights and Limitations

The holders of the Company’s common stock are entitled to receive such dividends as its board of directors may from time to time declare, subject to any rights of the holders of its preferred stock, if any is issued. The Company’s ability to pay dividends depends primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of the Company’s subsidiaries to transfer funds to it in the form of cash dividends, loans or advances.

Voting Rights

Except as otherwise provided by law and subject to the voting rights of holders of the Company’s preferred stock, if any is issued, the holders of the Company’s common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of the Company’s common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of the Company’s common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company’s affairs, voluntarily or involuntarily, the holders of the Company’s common stock will be entitled to receive the remainder, if any, of the Company’s assets after the payment of all its debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Uncertificated Shares and Certificates of Stock

The interest of each shareholder of any class of stock of the Company shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as determined by the Company from time to time.

Miscellaneous

The outstanding shares of common stock are fully paid and nonassessable. The holders of the Company’s common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The Company’s common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar

Ameren Services Company, a subsidiary of the Company, serves as transfer agent and registrar for the common stock.

Certain Anti-Takeover Matters

The Company’s articles of incorporation and bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	authorization for the Company’s board of directors (subject to any required regulatory approval) to issue the Company’s preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the Company’s board of directors;

•	the prohibition of shareholder action by less than unanimous written consent without a meeting; and

•	provisions specifying that only the chief executive officer or the board of directors (by a majority vote of the entire board of directors) may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving the Company or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the business combination provisions, and the Company’s articles of incorporation opt out of such provisions.

Under the Illinois Public Utilities Act, approval of the Illinois Commerce Commission is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because the Company controls a majority of the voting stock of Ameren Illinois Company, a public utility subject to Illinois utility regulation, any change in the Company’s ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of the Company’s outstanding voting shares would also require approval under the Federal Power Act and the Atomic Energy Act of 1954, as amended.

Item 5. Interests of Named Experts and Counsel.

Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of the Company will pass upon the validity of the offered securities. As of September 30, 2013, Mr. Nelson owned 13,231 shares of the Company’s common stock as well as 237 shares of the Company’s common stock through the Plan. In addition, as of that date, Mr. Nelson owned 57,838 performance share units, none of which are fully vested.

Item 6. Indemnification of Directors and Officers.

Article IV of the Company’s bylaws, consistent with the applicable provisions of the MGBCL, provides for indemnification of directors and officers. Article IV provides as follows:

Each person who now is or hereafter becomes a director, officer or employee of the Company, or who now is or hereafter becomes a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, shall be entitled to indemnification to the extent permitted by law and these By-Laws. Such right of indemnification shall include, but not be limited to, the following:

Section 1. (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) The Company shall further indemnify to the maximum extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (including appeals), whether civil, criminal, investigative (including private Company investigations), or administrative, including an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all expenses incurred by such person, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that the Company shall not indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(d) To the extent that a director, officer or employee of the Company or a person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Unless otherwise expressly provided by the Board of Directors, in no event shall any person who is or was an agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or enterprise, be entitled to any indemnification by the Company in any action, suit or proceeding, regardless of the fact that such person may have been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein. The preceding sentence is intended to eliminate any right any such person might otherwise have to be indemnified by the Company pursuant to Section 351.355.3. of the General and Business Corporation Law of Missouri.

(e) Any indemnification under this Section, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(f) Where full and complete indemnification is prohibited by law or public policy, any person referred to in subsection (a) above who would otherwise be entitled to indemnification nevertheless shall be entitled to partial indemnification to the extent permitted by law and public policy. Furthermore, where full and complete indemnification is prohibited by law or public policy, any person referred to in this Section who would otherwise be entitled to indemnification nevertheless shall have a right of contribution to the extent permitted by law and public policy in cases where said party is held jointly or concurrently liable with the Company.

Section 2. The indemnification provided by Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or By-Laws or any agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and the Company is hereby specifically authorized to provide such indemnification by any agreement, vote of shareholders or disinterested directors or otherwise. The indemnification shall continue as to a person who has ceased to be a director, officer or employee entitled to indemnification under this Article and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. The Company is authorized to purchase and maintain insurance on behalf of, or provide another method or methods of assuring payment to, any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

Section 4. Expenses incurred by a person who is or was serving as a director or officer of the Company or a person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in defending a civil or criminal action, suit or proceeding referred to in Section 1 of this Article shall be paid by the Company in advance of the final disposition of the action, suit, or proceeding as shall be authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as may be authorized in this Article. Expenses incurred by a person who is or was serving as an employee of the Company in defending a civil or criminal action, suit or proceeding referred to in Section 1 of this Article may be paid by the Company in advance of the final disposition of the action, suit, or proceeding as may be authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

Section 5. If any provision or portion of this Article shall be held invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of all other provisions and portions not specifically held to be invalid, illegal or unenforceable, shall not be affected or impaired thereby and shall be construed according to the original intent, to the extent not precluded by applicable law.

Section 6. For purposes of this Article:

(a) References to “the Company” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer or employee of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

(b) The term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Company” shall be established as specified below in this Section 6(b) and shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and the word “include” or “includes” shall be construed in its expansive sense and not as a limiter; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article. For purposes of this Article, “serving at the request of the Company” shall be established solely by (1) express approval by the Nominating and Corporate Governance Committee of such person’s service as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, (2) the annual review by the Nominating and Corporate Governance Committee of a list of non-affiliated corporations, partnerships, joint ventures, trusts or other enterprises that Company officers are serving as a director or officer of, so long as the Nominating and Corporate Governance Committee does not notify any such officer within 30 days after receiving such list that such person is not serving at the request of the Company or (3) a person serving as a director or officer of a Company Subsidiary, as hereinafter defined. The term “Company Subsidiary” shall mean any corporation, partnership, joint venture, trust or other enterprise, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise. Upon establishing that a person is “serving at the request of the Company” as described under (1) (2) and (3) above, such person’s service for purposes of this Article shall begin at the time of his initial service as a director or officer of such other corporation, partnership, joint venture, trust or other enterprise. The obligations of the Company under this Article to provide indemnification or advancement of expenses to a person serving at the request of the Company as a director or officer of another entity shall only apply to the extent that such person is not entitled to or does not receive indemnification or advancement of expenses from such other entity.

(c) Notwithstanding anything to the contrary contained in these By-Laws or in Section 351.355.3 of the General and Business Corporation Law of Missouri, the maximum liability of the Company to any person “serving at the request of the Company,” at any time for all claims for indemnification and advancement of expenses for such person under these By-Laws or applicable law for such service shall for all purposes be limited to $25 million, except as otherwise expressly approved by the Board of Directors; provided, however, that the provisions of this Section 6(c) shall not be applicable in any respect to a person’s service only as a director or officer of a Company Subsidiary.

Section 7. This Article may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director, officer or employee to obtain indemnification or advancement of expenses with respect to an action, suit, or proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal.

Consistent with the applicable provisions of the MGBCL and the by-laws, the Company has purchased insurance on behalf of its officers and directors which insures them against certain liabilities and expenses, including those under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed

Not Applicable

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

*4.1	Restated Articles of Incorporation of the Company (Annex F to Part I of the Registration Statement on Form S-4, File No. 33-64165).

*4.2	Certificate of Amendment to the Restated Articles of Incorporation filed December 14, 1998 (1998 Form 10–K, Exhibit 3(i), File No. 1-14756).

*4.3	Certificate of Amendment to the Restated Articles of Incorporation filed April 21, 2011 (April 21, 2011 Form 8-K, Exhibit 3(i), File No. 1-14756).

*4.4	Certificate of Amendment to the Restated Articles of Incorporation filed December 18, 2012 (December 18, 2012 Form 8-K, Exhibit 3.1(i), File No. 1-14756).

*4.5	By-laws of the Company as amended December 14, 2012 (December 18, 2012 Form 8-K, Exhibit 3.1(ii), File No. 1-14756).

5	Opinion of Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities.

23.1	Consent of Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of the Company (included in opinion attached hereto as Exhibit 5).

23.2	Consent of independent registered public accounting firm.

24	Power of Attorney.

99.1	Ameren Corporation Savings Investment Plan.

99.2	First Amendment to Ameren Corporation Savings Investment Plan.

99.3	Second Amendment to Ameren Corporation Savings Investment Plan.

99.4	Third Amendment to Ameren Corporation Savings Investment Plan.

*	Incorporated herein by reference as indicated.

UNDERTAKING: The Company hereby undertakes that it has submitted the Plan and will submit any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

Item 9. Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Ameren Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of October, 2013.

AMEREN CORPORATION (Registrant)

By:	/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas R. Voss Thomas R. Voss	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2013

/s/ Martin J. Lyons, Jr. Martin J. Lyons, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 17, 2013

/s/ Bruce A. Steinke Bruce A. Steinke	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	October 17, 2013

* Catherine S. Brune	Director

* Ellen M. Fitzsimmons	Director

* Walter J. Galvin	Director

* Richard J. Harshman	Director

* Gayle P. W. Jackson	Director

* James C. Johnson	Director

* Steven H. Lipstein	Director

* Patrick T. Stokes	Director

* Stephen R. Wilson	Director

* Jack D. Woodard	Director

* By:	/s/ Martin J. Lyons, Jr. Martin J. Lyons, Jr. Attorney-in-Fact	October 17, 2013

The Plan. Pursuant to the requirements of the Securities Act of 1933, the person who administers the undersigned employee benefit plan has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Louis and State of Missouri, on the 17th day of October, 2013.

AMEREN CORPORATION SAVINGS INVESTMENT PLAN

By: AMEREN SERVICES COMPANY (Administrator)

By:	/s/ Mark C. Lindgren
Mark C. Lindgren
Vice President and Chief Human Resources Officer

EXHIBIT INDEX

5	Opinion of Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities.

23.1	Consent of Gregory L. Nelson, Esq., (included in opinion attached hereto as Exhibit 5).

23.2	Consent of independent registered public accounting firm.

24	Power of Attorney.

99.1	Ameren Corporation Savings Investment Plan.

99.2	First Amendment to Ameren Corporation Savings Investment Plan.

99.3	Second Amendment to Ameren Corporation Savings Investment Plan.

99.4	Third Amendment to Ameren Corporation Savings Investment Plan.